UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2008

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 30, 2008, Alaska Communications Systems Group, Inc. ("ACS") completed the previously announced acquisition of Crest Communications Corporation("Crest"). Pursuant to the terms and conditions of the Stock Purchase Agreement, dated April 1, 2008 (the "Agreement") by and among ACS and Crest, all equity shares of Crest were purchased by ACS for $70 million. On April 7, 2008, ACS filed a copy of the Agreement with the Securities and Exchange Commission on Form 8-K and such Form 8-K is incorporated herein by reference. In addition, a copy of ACS’s press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The purchase of Crest includes its Northstar undersea fiber optic cable and backhaul network linking the cable’s landing station on the Oregon coast to Portland and Seattle.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1 Stock Purchase Agreement by and among Alaska Communications Systems Group, Inc. and Crest Communications Corporations (Confidential treatment has been granted for certain portions marked "***" of this Exhibit.) This exhibit is incorporated herein by reference to the Company's Form 8-K filed with the SEC on April 7, 2008.

Exhibit 99.1 Alaska Communications Systems Group, Inc. Press Release dated October 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

November 4, 2008	By:	/s/ Timothy R. Watts

Name: Timothy R. Watts
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Alaska Communications Systems Group, Inc. Press Release dated October 30, 2008.